Exhibit 99.2

Tallgrass Energy Partners Announces Follow-On Public Offering of Common Units

LEAWOOD, Kansas—(BUSINESS WIRE)—Tallgrass Energy Partners, LP (NYSE: TEP) (“TEP” or the “Partnership”) announced today the commencement, subject to market conditions, of an underwritten public offering of 7,000,000 common units representing limited partner interests. The Partnership also intends to grant the underwriters a 30-day option to purchase up to an additional 1,050,000 common units.

TEP intends to use the net proceeds from the offering to fund a portion of the consideration for the potential acquisition from a subsidiary of Tallgrass Development of a 33.3% interest in Tallgrass Pony Express Pipeline, LLC (“Pony Express”), which owns an oil pipeline being developed by Tallgrass Development that is expected to be placed in service during the third quarter of 2014. No definitive transaction agreement for the potential acquisition of an interest in Pony Express has been executed at this time and the proposed transaction remains subject to final review, negotiations and approval by the conflicts committee and the board of directors of TEP’s general partner. Pending the use of proceeds for such purpose, TEP intends to use the net proceeds of the offering to repay borrowings under TEP’s revolving credit facility with any excess to be used for general partnership purposes.

Morgan Stanley, Barclays, Citigroup, RBC Capital Markets, Wells Fargo Securities, Credit Suisse, Deutsche Bank Securities and Goldman, Sachs & Co. are acting as the joint book-running managers for the offering. When available, copies of the preliminary prospectus supplement, prospectus supplement, and accompanying base prospectus relating to the offering may be obtained free of charge on the Securities and Exchange Commission’s website at www.sec.gov or from the underwriters of the offering as follows:

Morgan Stanley & Co. LLC	Barclays Capital Inc.
180 Varick Street, 2nd Floor	c/o Broadridge Financial Solutions
New York, NY 10014	1155 Long Island Avenue
Attn: Prospectus Department	Edgewood, NY 11717
barclaysprospectus@broadridge.com

The common units will be offered and sold pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Tallgrass Energy Partners, LP

Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. We currently provide natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through our Tallgrass Interstate Gas Transmission and Trailblazer Pipeline systems and provide processing services for customers in Wyoming through our Casper and Douglas natural gas processing and West Frenchie Draw natural gas treating facilities. We believe we are well-positioned to capture growing natural gas volumes produced in the Denver-Julesburg Basin and the Niobrara and Mississippi Lime shale formations.

Cautionary Note Concerning Forward-Looking Statements

Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and growth of the Partnership and its subsidiaries, including guidance regarding the number of units to be sold in the offering, the Partnership’s expected use of proceeds from the offering, and the possibility that the Partnership may acquire an interest in Pony Express. These statements are based on certain assumptions made by Tallgrass Energy Partners based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Tallgrass Energy Partners, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to Tallgrass Energy Partners’ financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, the demand for natural gas storage and transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by Tallgrass Energy Partners with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and Tallgrass Energy Partners does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

Investor Relations

Nate Lien

(913) 928-6012

investor.relations@tallgrassenergylp.com